EXHIBIT 5.1

September 13, 2024

LSI Industries Inc.

10000 Alliance Road

Cincinnati, Ohio 45242

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by LSI Industries Inc., an Ohio corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 230,000 shares of Common Stock of the Company, no par value per share (the “Registered Shares”), which may be issued in connection with the vesting or exercise, as the case may be, of awards of 30,000 performance stock units (the “PSUs”), 10,000 restricted stock units (the “RSUs”), and 190,000 stock options (the “Stock Options” and, collectively with the PSUs and RSUs, the “Inducement Awards”) to five individuals of EMI Industries, LLC, a limited liability company the Company acquired on April 18, 2024 to induce such individuals to accept employment with the Registrant pursuant to NASDAQ Listing Rule 5365(c)(4). We understand the Inducement Awards are issued pursuant to the Company’s form of PSU, RSU and Stock Option award agreements filed as exhibits to the Registration Statement (the “Award Agreements”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Company’s Articles of Incorporation and Code of Regulations (each as currently in effect), the Award Agreements, and resolutions adopted by the board of directors of the Company relating to the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on the foregoing, we are of the opinion that each Registered Share that is newly issued pursuant to the Award Agreements will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) such Registered Share shall have been duly issued and delivered in accordance with the respective Award Agreement; and (iii) a certificate representing such Registered Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto and upon exercise of Stock Options against payment of the agreed consideration therefor (in an amount not less than the par value thereof) or, if any such Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), all in accordance with the Award Agreements.

This opinion letter is limited to the General Corporation Law of the State of Ohio. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very Truly yours, /s/ KEATING MUETHING & KLEKAMP PLL